                                                                   EXHIBIT 23.7

                         CONSENT OF ERNST & YOUNG LLP

We consent to reference to our firm under the caption "Experts" and to the use of our reports dated February 20, 1996, with respect to the consolidated financial statements of AOA Holding, L.L.C. including in the Registration Statement (Form S-1 No. 333-28489) and related Prospectus of OCI Holdings Corp. for the registration of its Senior Subordinated Notes.

                                          /s/ Ernst & Young LLP

July 29, 1997
Birmingham, Alabama